UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2017

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 St. Mary’s Lane, Suite 275 Houston, Texas		77079
(Address of Principle Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Facility Amendment

On September 29, 2017, Penn Virginia Corporation (the “Company,” “we” or “us”) entered into the Master Assignment, Agreement and Amendment No. 3 to Credit Agreement among Penn Virginia Holding Corp., a subsidiary of the Company, as borrower, the Company, as parent, the subsidiaries of the borrower party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Amendment”). The Amendment amends the Credit Agreement dated as of September 12, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of March 13, 2017 and the Master Assignment, Agreement and Amendment No. 2 to Credit Agreement dated as of June 27, 2017 (as so amended, the “Credit Agreement”) to, among other things, provide for the entry into the Second Lien Facility (as defined below), the borrowings thereunder, the granting of liens to secure the obligations thereunder and other related modifications. In addition, pursuant to the Amendment, the borrowing base under the Credit Agreement increased to $237.5 million.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The material terms of the Credit Agreement are described in the Current Report on Form 8-K previously filed with the Commission on September 15, 2016. The description of the Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Second Lien Facility

On September 29, 2017, Penn Virginia Holding Corp. (the “Borrower”), a wholly owned subsidiary of the Company, entered into a Credit Agreement by and among the Borrower, the Company, Jefferies Finance LLC, as administrative agent and collateral agent, and the lenders party thereto, providing for a $200 million second lien term loan (the “Second Lien Facility”). The Company used the net proceeds from the Second Lien Facility to finance the Devon Acquisition (as defined below) and related fees and expenses.

The outstanding borrowings under the Second Lien Facility bear interest at a rate equal to, at the option of the Borrower, either (a) a customary reference rate based on the prime rate plus an applicable margin of 6.00% or (b) a customary London interbank offered rate plus an applicable margin of 7.00%. Interest on reference rate borrowings is payable quarterly in arrears and is computed on the basis of a year of 365/366 days, and interest on eurocurrency borrowings is payable every one or three months (including in three month intervals if the Borrower selects a six month interest period), at the election of the Borrower, and is computed on the basis of a 360-day year. The Borrower has the right, to the extent permitted under the Credit Agreement and the Intercreditor Agreement (as defined below), to prepay loans under the Second Lien Facility at any time, subject to the following prepayment premiums (in addition to customary “breakage” costs with respect to eurocurrency loans): during year one, a customary “make-whole” premium; during year two, 102% of the amount being prepaid; during year three, 101% of the amount being prepaid; and thereafter, no premium. The Second Lien Facility also provides for the following prepayment premiums in the event of a change in control that results in an offer of prepayment that is accepted by the lenders under the Second Lien Facility: during years one and two, 102% of the amount being prepaid; during year three, 101% of the amount being prepaid; and thereafter, no premium.

The obligations under the Second Lien Facility are guaranteed by the Company and its subsidiaries. In connection with the Second Lien Facility, the Borrower, the Company and the subsidiaries of the Company providing guarantees under the Second Lien Facility (collectively, the “Grantors”) entered into a Pledge and Security Agreement (the “Security Agreement”) in favor of Jefferies Finance LLC, as administrative agent and collateral agent for the benefit of the secured parties, pursuant to which the obligations of the Grantors under the Second Lien Facility were secured by liens on substantially all assets of the Grantors. The liens granted to the secured parties under the Security Agreement are subordinated to the liens granted to the secured parties under the security agreement entered into in connection with the Credit Agreement, pursuant to the Intercreditor Agreement.

The Second Lien Facility has no financial covenants, but contains customary affirmative and negative covenants, including as to compliance with laws (including environmental laws, ERISA and anti-corruption laws), maintenance of required insurance, delivery of quarterly and annual financial statements, oil and gas engineering reports and budgets, maintenance and operation of property (including oil and gas properties), restrictions on the incurrence of liens and indebtedness, merger, consolidation or sale of assets and transactions with affiliates and other customary covenants.

The maturity date under the Second Lien Facility is September 29, 2022. The Second Lien Facility contains customary events of default and remedies for credit facilities of this nature. If the Company and the Borrower do not comply with the covenants in the Second Lien Facility, the lenders may, subject to customary cure rights, require immediate payment of all amounts outstanding under the Second Lien Facility.

Copies of the Second Lien Facility and the Security Agreement are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K, are incorporated herein by reference and are hereby filed. The descriptions of the Second Lien Facility and the Security Agreement in this Current Report on Form 8-K are summaries and are qualified in their entirety by reference to the complete text of each such agreement.

Intercreditor Agreement

On September 29, 2017, the Company, the Borrower, the subsidiaries of the Borrower party thereto, Wells Fargo Bank, National Association and Jefferies Finance LLC entered into an intercreditor agreement (the “Intercreditor Agreement”) to govern the relationship of lenders under the Second Lien Facility and the lenders under the Credit Agreement with respect to the collateral and certain other matters.

A copy of the Intercreditor Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the Intercreditor Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 29, 2017, Penn Virginia Oil & Gas, L.P. (“Buyer”), a wholly owned subsidiary of the Company, completed the previously announced acquisition from Devon Energy Production Company, L.P. (“Seller”), a wholly owned subsidiary of Devon Energy Corporation, of its right, title and interest in and to certain oil and gas assets (the “Devon Acquisition”), including oil and gas leases covering approximately 19,600 net acres located primarily in Lavaca County, Texas (the “Devon Properties”). At the closing, Buyer paid to Seller approximately $197 million and applied adjustments related to net working capital items of approximately $4 million. Additionally, Buyer may release up to approximately $3 million to Seller from an escrow account pending the post-closing cure of certain title defects. The final purchase price will be subject to additional post-closing adjustments.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Amendment, the Second Lien Facility and the Intercreditor Agreement is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On October 2, 2017, the Company issued a press release announcing the closing of the Devon Acquisition and its entry into the Amendment and the Second Lien Facility. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The statements of revenues and direct operating expenses for the Devon Properties for the years ended December 31, 2016 and 2015 and the six months ended June 30, 2017 and 2016 (unaudited) are attached as Exhibit 99.2 to this Current Report on Form 8-K, are incorporated herein by reference and are hereby filed.

(b) Pro forma financial information.

Unaudited condensed consolidated pro forma financial information of the Company giving effect to the Devon Acquisition is attached as Exhibit 99.3 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed.

(d) Exhibits.

Exhibit Number	Description

10.1	Master Assignment, Agreement and Amendment No. 3 to Credit Agreement, dated as of September 29, 2017, among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, the subsidiaries of the borrower party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

10.2	Credit Agreement, dated as of September 29, 2017, by and among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, the lenders party thereto and Jefferies Finance LLC, as administrative agent and collateral agent.

10.3	Pledge and Security Agreement, dated as of September 29, 2017, by Penn Virginia Holding Corp., Penn Virginia Corporation and the other grantors party thereto in favor of Jefferies Finance LLC, as administrative agent and collateral agent for the benefit of the secured parties thereunder.

10.4	Intercreditor Agreement, dated as of September, 29, 2017, by and among Penn Virginia Holding Corp., Penn Virginia Corporation, the subsidiaries of Penn Virginia Holding Corp. party thereto, Wells Fargo, National Association and Jefferies Finance LLC.

23.1	Consent of KPMG LLP.

99.1	Press Release dated October 2, 2017.

99.2	Statements of Revenues and Direct Operating Expenses of the Lavaca County, Texas Oil and Gas Properties sold to Penn Virginia Corporation for the years ended December 31, 2016 and 2015 and the six months ended June 30, 2017 and 2016 (unaudited).

99.3	Unaudited Condensed Consolidated Pro Forma Balance Sheet of Penn Virginia Corporation as of June 30, 2017 and Unaudited Condensed Consolidated Pro Forma Statements of Operations of Penn Virginia Corporation for the year ended December 31, 2016 and the six months ended June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 5, 2017	PENN VIRGINIA CORPORATION

	By:	/s/ Steven A. Hartman
Steven A. Hartman
Senior Vice President, Chief Financial Officer and Treasurer